UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2019

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

I☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 7, 2019, the results of the following proposals were as follows:

1.	To elect as directors for a term of three years to hold office until the expiration of his term in 2022, or until a successor has been elected and duly qualified.

	Number of Shares
	For	Against	Withheld
Harold D. Carter	87,316,458	3,547,711	475,676
Jerry J. Langdon	88,443,504	2,407,402	494,940
Brian L. Melton	88,289,729	2,560,392	492,724
Angela A. Meyer	89,399,691	1,561,283	381,901

2.      To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019.                    .

Number of Shares
For	Against	Withheld
142,541,203	3,545,974	920,214

3.	To approve, on an advisory vote, a resolution of executive compensation.

Number of Shares
For	Against	Withheld
87,130,817	3,545,974	666,054

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

      Steven P. Harris

     Vice President, Chief Financial Officer

Dated: May 8, 2019